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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


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                 July 16, 2002 (Date of earliest event reported)

                         July 16, 2002 (Date of Report)

                             RADIOSHACK CORPORATION

               (Exact name of registrant as specified in charter)


        Delaware                      1-5571                  75-1047710
     (State or other                (Commission              (IRS Employer
     Jurisdiction of                File Number)           Identification No.)
     Incorporation)

          100 Throckmorton Street, Suite 1800, Fort Worth, Texas   76102
               (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (817) 415-3700

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Item 5.  OTHER EVENTS

     On July 16, 2002 RadioShack Corporation issued a press release set forth below. The title, first, second, fourth and sixth paragraphs of that press release set forth below are filed and incorporated herein by reference.

Item 9.  REGULATION FD DISCLOSURE

     The paragraph entitled "For further information contact:" and the third, fifth, and seventh paragraphs of the press release set forth below are not filed but are furnished pursuant to Regulation FD.

For further information contact:

Laura Moore                            James Grant
Senior Vice President                  Senior Director
Public Relations and                   Investor Relations
Corporate Communications               (817) 415-7833
(817) 415-3300                         investor.relations@radioshack.com
media.relations@radioshack.com
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FOR IMMEDIATE RELEASE                       RSH-2002-027


                     RadioShack Corporation Settles Lawsuits

Fort Worth, Texas - July 16, 2002 -- RadioShack Corporation (NYSE: RSH) today announced that it has reached a tentative settlement in a class action lawsuit filed in March 2000. The lawsuit, captioned Omar Belazi, et al vs. Tandy Corporation, et al, alleged that certain current and former RadioShack store managers in California were improperly classified as exempt from overtime wages based on California law. RadioShack denied liability and asserted that its managers were properly classified. Hundreds of similar class action lawsuits have been filed against retailers, restaurants and other employers in California over the past two years.

The company has agreed to the settlement to avoid protracted litigation that could be a distraction to its business. According to the tentative settlement, RadioShack will pay up to $29.9 million to approximately 1,300 current and former store managers employed in California between March 27, 1996 and the present. The settlement payment will also be used to pay the plaintiffs' attorneys' fees and costs, and administrative expenses. The tentative settlement is subject to court approval.

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"We deny any wrongdoing in this case," said Mark Hill, senior vice president, corporate secretary and general counsel of RadioShack Corporation. "In fact, we have fought these types of wage and hour claims in the past and been completely successful in our defense. However, proceeding to trial could have been a distraction to our business during the third and fourth quarters, which are our most productive times of the year. It was clearly in the best interest of the company to put this matter behind us."

In a separate and unrelated matter, RadioShack also announced that it has negotiated a favorable settlement of $27.7 million in the Tandy Corporation and T.E. Electronics, Inc. vs. O'Sullivan Industries Holdings, Inc. lawsuit. This lawsuit, filed on June 29, 1999, arose over a contractual dispute regarding a tax sharing agreement.

The settlement of these two lawsuits will not have a material financial impact on the company. The company's second quarter earnings-per-share guidance is unaffected due to the unusual gain and unusual loss to be booked in the second fiscal quarter. In addition, the company anticipates no affect on its cost structure in California.

Statements made in this press release which are forward-looking statements involve risks and uncertainties and are indicated by words such as " will," " anticipates," and other similar words or phrases. These uncertainties include, but are not limited to, economic conditions, product demand, competitive products and pricing, availability of products, the regulatory environment and other risks indicated in filings with the Securities and Exchange Commission such as RadioShack's most recent Form 10-K and 10-Q.

About RadioShack Corporation
----------------------------

Fort Worth-based RadioShack Corporation (NYSE: RSH) is the nation's most trusted consumer electronics specialty retailer of wireless communications, electronic parts, batteries and accessories as well as other digital technology products and services. With more than 7,200 stores nationwide, it is estimated that 94 percent of all Americans live or work within five minutes of a RadioShack store or dealer. The company's knowledgeable sales associates and brand position, "You've Got Questions, We've Got Answers," supports RadioShack's mission to demystify technology in every neighborhood in America. For more information on the company, visit the RadioShack Corporation Web site at www.radioshackcorporation.com. For more information on RadioShack products and
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services, visit its e-commerce Web site at www.radioshack.com.
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                          END OF TEXT OF PRESS RELEASE

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 16th day of July, 2002.

                                      RADIOSHACK CORPORATION
                                           (Registrant)


Date July 16, 2002                    /s/ Mark C. Hill
                                      ------------------------------------------
                                      Mark C. Hill
                                      Senior Vice President, Corporate Secretary
                                      and General Counsel